EXHIBIT 10.8

STEPSTONE GROUP INC.

2020 LONG-TERM INCENTIVE PLAN

FORM OF NOTICE OF GRANT OF AWARD OF RESTRICTED STOCK UNITS

Notice of Grant

StepStone Group Inc. (the “Company”) hereby grants to the Participant named below (the “Participant” or “you”) the number of restricted stock units specified below (the “Award”). Each restricted stock unit represents the right to receive one share of the Company’s Class A common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the StepStone Group Inc. 2020 Long-Term Incentive Plan (the “Plan”), any Appendix to the Plan applicable to you (the “Appendix”) and the Global Restricted Stock Unit Award Agreement, including the additional general terms and conditions for Participants in countries outside the United States and any special terms and conditions for Participant’s country, all set forth in the addendum attached hereto (the “Addendum” and, together with the Global Restricted Stock Unit Award Agreement, the “Award Agreement”) promulgated under such Plan, each as amended from time to time. Any applicable Appendix shall be treated as part of the Plan for purposes of this Award, and any references to the Plan in this Grant Notice or the Award Agreement shall include the Appendix. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan or the Award Agreement, as the case may be.

This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Award Agreement:

Participant Name:

Grant Date:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule:

•	[ ] of the Restricted Stock Units (which is 25% of the total Restricted Stock Units) will vest on [DATE];

•	[ ] of the Restricted Stock Units will vest on [DATE];

•	[ ] of the Restricted Stock Units will vest on [DATE]; and

•	[ ] of the Restricted Stock Units will vest on [DATE];

subject in each case to Continuous Service through each such date. If Participant ceases Continuous Service for any or no reason before Participant vests in any portion of the Restricted Stock Units, the unvested Restricted Stock Units will immediately terminate; provided, however, that if Participant’s termination of Continuous Service is due to:

(i)	Participant’s death or Disability, all of the Restricted Stock Units shall vest in full upon such termination; or

(ii)

Participant’s termination of employment on or after attaining age 50 and having been employed for at least 15 years as a result of resignation or involuntary resignation other than for Cause at a time when the sum of Participant’s age and the number or Participant’s years of employment is at least 65 (Participant’s “Retirement”), the Restricted Stock Units shall continue to vest in accordance with the vesting schedule set forth above notwithstanding that Participant is no longer providing Continuous Service on each vesting date. The Board or Committee responsible for administering the Plan shall have discretion to determine that a termination of employment that does not meet the foregoing conditions shall nevertheless qualify as a Retirement entitling Participant to continued vesting. Notwithstanding the foregoing, if applicable legislation or case law is enacted or decided which would, in the Company’s sole and absolute discretion, put it at risk of claims, then such vesting treatment upon Participant’s Retirement shall not apply.

However, notwithstanding anything herein to the contrary, the vesting of the Restricted Stock Units shall be subject to any additional vesting acceleration provisions applicable to the Restricted Stock Units contained in the Plan and/or any employment or service agreement, offer letter, severance agreement, or any other agreement between Participant and the Company or any Affiliate or Subsidiary (such agreement, a “Separate Agreement”).

Agreements

By your signature and the Company’s signature below, or by electronic acceptance or authentication in a form authorized by the Company, you and the Company agree that this Award is granted under and governed by the terms of the Plan and the Award Agreement which are attached hereto and incorporated herein by this reference.

You also acknowledge that by providing your signature below or accepting the award via the Company’s electronic acceptance procedure, you expressly agree with the data processing practices described in Section 9 of the Global Restricted Stock Unit Award Agreement and consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned in Section 9 of the Global Restricted Stock Unit Award Agreement, including recipients located in countries which do not provide an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described in Section 9 of the Global Restricted Stock Unit Award Agreement. You understand that consenting to such collection, processing and use of your Data is a condition of receiving the Award and that you may forfeit the Award if you do not grant (or if you withdraw) such consent. You understand that you may withdraw consent at any time with future effect for any or no reason as described in Section 9 of the Global Restricted Stock Unit Award Agreement.

You further acknowledge that your rights to any Restricted Stock Units will be earned only as you provide Continuous Service to the Company over time, that the grant of this Award is not consideration for service you rendered to the Company prior to the Grant Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or other service relationship with the Company or any Affiliate or Subsidiary for any period of time, nor does it interfere in any way with your right or the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate that relationship at any time, for any reason or no reason, with or without Cause, and with or without advance notice, except as may be required by the terms of a Separate Agreement or in compliance with governing public law.

“COMPANY”	“PARTICIPANT”

StepStone Group Inc.

Name:	Name
Title:
Signature

Address

Address

STEPSTONE GROUP INC.

2020 LONG-TERM INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement is made and entered into by and between StepStone Group Inc., a Delaware corporation (“Company”), and the Participant identified in the Notice of Grant of Award of Restricted Stock Units (“Grant Notice”) which is attached hereto (“Participant”).

1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Grant Notice an award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which are incorporated herein by reference. Restricted Stock Units issued pursuant to a Grant Notice and this Award Agreement are referred to in this Agreement as “Restricted Stock Units” or “RSUs.”

2.    Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive payment on the date it vests in the form of one share of the Company’s Common Stock (each, a “Share” and collectively, the “Shares”). Participant will have no right to payment of any Shares on any Restricted Stock Units unless and until the Restricted Stock Units have vested in the manner set forth in the Grant Notice and this Award Agreement. Prior to actual payment of a Share on any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, for which there is no trust and no obligation other than to issue Shares as contemplated by this Award Agreement and the Plan.

3.    Vesting of Award. The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and this Award Agreement. After the Grant Date, subject to termination or acceleration as provided in this Award Agreement or any Separate Agreement, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” Notwithstanding anything contained in this Award Agreement to the contrary, upon Participant’s termination of Continuous Service, except as otherwise provided in the Grant Notice or any Separate Agreement or the Addendum, any then Unvested RSUs held by Participant shall be forfeited and canceled as of the date of such termination.

4.    Change in Control. Unless otherwise provided in a Separate Agreement, upon the occurrence of a Change in Control, Sections 9(c) and 9(d) of the Plan shall control. In addition, unless otherwise provided in a Separate Agreement, if Participant’s Continuous Service is terminated without Cause or due to Good Reason (as defined below) upon or within the thirteen-month period following a Change in Control, the Award shall vest in full. For purposes hereof, Participant shall have “Good Reason” to terminate Continuous Service if, without Participant’s consent, (i) the Company (or Successor Corporation) reduces Participant’s annual base salary, unless such reduction is pursuant to a general reduction in annual base salaries applicable to all similarly situated employees, (ii) Participant experiences a significant diminution of position, duties, responsibilities or status or (iii) Participant is required to relocate to a location that exceeds a 50 mile radius from Participant’s primary workplace prior to such Change in Control.

5.    Restrictions on Resales. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.    Rights as a Stockholder. Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until Shares settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the RSUs become nonforfeitable and payable in accordance with the terms hereof or (b) the time when Participant’s right to receive Common Stock upon payment of RSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, Participant shall be credited with a dollar amount equal to (i) the per Share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of RSUs subject to the Award that are outstanding immediately prior to the record date for that dividend (the “Dividend Equivalent Right”). Such Dividend Equivalent Rights (if any) shall be subject to the same terms and conditions, including vesting and the obligation to satisfy any withholding tax obligations, in the same manner and at the same time as the RSUs to which the Dividend Equivalent Rights relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash and, provided further, that Participant shall be entitled to apply such Dividend Equivalent Rights to any withholding tax obligations.

7.    Responsibility for Taxes.

(a)    Participant acknowledges that, regardless of any action taken by the Company or, if different, the member of the Subsidiary or Affiliate for which Participant provides Continuous Service (the “Service Recipient”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends, Dividend Equivalent Rights or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Prior to any relevant taxable or tax-withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy any withholding obligations the Company and/or the Service Recipient may have for Tax-Related Items. In this regard, Participant authorizes the Company to satisfy any withholding obligation for Tax-Related Items by one or a combination of the following (i) withholding from Participant’s wages or other cash compensation payable to Participant by the Company or the Service Recipient, (ii) withholding from proceeds of the sale of Shares to be issued upon settlement of the Vested Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); and (iii) withholding from Shares to be issued to Participant upon settlement of the Vested Units, or (iv) any other method of withholding determined by the Company and permitted by applicable laws, provided, however, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Participant may choose to satisfy any withholding obligation through any of the means set forth above, provided that if no election is made within the time period established by the Company, any such withholding obligation will be satisfied by withholding in Shares.

(c)    The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in Participant’s jurisdiction(s), in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the withholding obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Vested Units, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the Tax-Related Items.

(d)    Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds from the sale of Shares, if Participant fails to comply with Participant’s obligations for Tax-Related Items.

8.    Non-Transferability of Award. Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Board, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution; provided, however, that Participant may transfer the Award to any “family member” of Participant (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners/members; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Board, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board provides for Participant and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on Participant’s Continuous Service shall continue to be determined with reference to Participant’s employment or service (and not to the status of the transferee) after any transfer of the Award pursuant to this Section 8, and the responsibility to pay any taxes in connection with the Award shall remain with Participant notwithstanding any transfer other than by will or intestate succession.

9.    Data Privacy Consent. Participant consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other grant materials by and among, as applicable, the Company, the Service Recipient and any other Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan, to the extent consent is required by applicable law for the collection, use and transfer of the same.

Participant understands that the Company, the Service Recipient and other Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to certain third parties, such as Morgan Stanley and certain of its affiliated companies (collectively, “Morgan Stanley”) which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that, if and to the extent the right is expressly provided under applicable law, he or she may request a list with the names and addresses of any potential recipients or categories of recipients to whom Data has or will be disclosed by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to collect, receive, possess, use, retain, transfer, or otherwise process Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. The Company may further transfer Data to its transfer agent, payroll providers and/or certain other service provider(s) as may be, presently or in the future, engaged to assist with the implementation, administration and management of the Plan. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that, if and to the extent the right is expressly provided under applicable law, Participant may view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting Participant’s local human resources representative. Further, Participant understands that any consent he or she is providing herein is on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, Participant’s Continuous Service and career with the Service Recipient will not be affected; the only consequence of refusing or withdrawing his or her consent may be that the Company would not be able to grant RSUs or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10.     Other Agreements Superseded. The Grant Notice, this Award Agreement, the Plan and any Separate Agreement constitute the entire understanding between Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

11.    Limitation of Interest in Shares Subject to Restricted Stock Units. Neither Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or this Award Agreement except as to such Shares, if any, as shall have been issued to such person in connection with the Award.

12.    No Right to Service. Nothing in the Plan, the Grant Notice, this Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s (or any Affiliate’s or Subsidiary’s) right to terminate Participant’s employment or service at any time for any reason or no reason, with or without Cause, and with or without advance notice.

13.    No Liability of Company. The Company and any Affiliate or Subsidiary which is in existence or hereafter comes into existence shall not be liable to Participant or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by Participant or other person due to the receipt or settlement of any Restricted Stock Units granted hereunder.

14.    General.

(a)    Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of a conflict between the general terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail; however, this Award Agreement sets out specific terms for the Award, and those terms will prevail over more general terms in the Plan on the same issue, if any, or in the conflict between such terms.

(b)    Governing Law and Choice of Venue. This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

Furthermore, each of the parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts for the purpose of any suit, action or other proceeding arising out of this Award Agreement. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail or its foreign equivalent to such party’s respective address shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 14(b). Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suite or proceeding arising out of this Award Agreement in Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. By executing the Grant Notice, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to Participant pursuant to applicable securities laws) regarding the Company and its Affiliates, the Plan, the Award and the Common Stock via Company web site or other electronic delivery established and maintained by the Company or a third party designated by the Company.

(d)    Notices. Any notice required or permitted to be delivered under this Award Agreement shall be in writing (which shall include electronic transmission) and shall be deemed received (i) the business day following electronic verification of receipt if sent electronically, (ii) upon personal delivery to the party to whom the notice is directed, or (iii) the business day following deposit with a reputable overnight courier (or the second business day following deposit in the case of an international delivery). Notice shall be addressed to the Company’s Legal Department and to Participant at the address that he or she most recently provided to the Company. The recipient may acknowledge actual receipt at a time earlier than the deemed receipt set forth herein or by a means other than that set forth herein.

(e)    Successors/Assigns. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(f)    Severability. If one or more provisions of this Award Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Award Agreement, and the balance of the Award Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid or unenforceable provision of this Award Agreement with a legal, valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

(g)    Waivers. Participant acknowledges that a waiver by the Company or breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participants.

(h)    Insider Trading Restrictions / Market Abuse Laws. By accepting the Award, Participant acknowledges that he or she is bound by all the terms and conditions of the insider trading policy as may be in effect from time to time. Participant further acknowledges that, depending on Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees or service providers and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

(i)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and the Shares acquired upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to enter into any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(j)    Compliance with Law. Notwithstanding any other provision of the Plan or this Award Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Award prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares subject to the Award with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Award Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of the Shares.

(k)    Addendum. Notwithstanding any provision in this Global Restricted Stock Unit Award Agreement, the RSUs shall be subject to the additional general terms and conditions for Participants in countries outside the United States as well as any special terms and conditions for Participant’s country, all as set forth in the Addendum attached hereto. If Participant transfers from the United States to a country outside the United States, or if Participant relocates between countries included in the Addendum during the life of the RSUs, the applicable terms and conditions in the Addendum shall apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.